UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               CTD HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                        Delaware                     59-3029743
           (State or other jurisdiction of        (I.R.S. Employer
           (incorporation or organization)        Identification No.)

                  27317 NW 78th Avenue, High Springs, FL 32643
               (Address of Principal Executive Offices) (Zip Code)

                      ALAN C. FERGUSON CONSULTING AGREEMENT
                              (Full Title of Plan)

                              C. E. "RICK" STRATTAN
                              27317 NW 78th Avenue

                             High Springs, FL 32643

                                  386-454-0887

            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE


- ---------------------------------------------------------------------------------------

                                Proposed Proposed

Title of                 Amount          Maximum       Maximum        Amount of
Securities               to be           Offering      Aggregate      Registration
to be                    registered(1)      Price       Offering       Fee
Registered                               Per Share     Price(2)
- -------------------------------------------------------------------------------------------------
$0.001 par value          100,000         $0.37        $37,000         $4.69
Common Stock

- -------------------------------------------------------------------------------------------------
Totals                    100,000          $0.37       $37,000         $4.69
- -------------------------------------------------------------------------------------------------

(1)Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the Issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.

(2)Estimated   solely  for  the  purpose  of  calculating   the  amount  of  the
registration  fee  pursuant  to Rule  457(h),  on the  basis of the high and low prices of the Common Stock as reported by the OTC  Electronic  Bulletin Board on
March 23, 2004.


PART II    INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 3.  Incorporation of Documents by Reference.

         The following documents, as filed by CTD Holdings, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated in this Form S-8 by reference:

        (1) The Company's Annual Report on Form 10-KSB for the year ended December 31, 2003
..
        (2) The Company's Quarterly Reports for nine months ended September 30, 2003.

        (3) All reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") since the end of the fiscal year covered by the document referred to in
            (1) above; and

        (4)The description of the Company common stock which is contained in the registration statement or amendment to any registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating the description.

     All documents subsequently filed by the registrant pursuant to Sections 13(a) and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement that indicate that all shares of common stock offered have been sold or that deregister all of the shares then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part of it from the date of filing of the documents.

ITEM 4.    Description of Securities.

           Not applicable.

ITEM 5.    Interests of Named Experts and Counsel.

           Not applicable

ITEM 6     Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law ("Section 145") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a part to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or agent of the corporation or another enterprise if serving at a the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner the person reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, tissue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court of chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonable entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in defense or any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually or reasonably incurred by such person in connection therewith.

ITEM 7.   Exemption from Registration Claimed.

          Not Applicable

ITEM 8.   Exhibits.

         The following is a list of exhibits filed as part of this Registration Statement.

Exhibit No.                       Description

4.1(1)      Common Stock Specimen
5.1(2)      Opinion Regarding Legality
10.1(2)     Alan C. Ferguson Consulting Agreement

23.1(2)     Opinion of Brashear & Assoc., P.L. (included in Exhibit 5.1)
23.2(2)     Consent of James Moore & Co., P.L., independent public accountants

(1)Filed previously.
(2)Filed with this Form S-8.

ITEM 9.    Undertakings.

(a)        The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement: (i) To include any prospectus required by Section 10 (a)(3) of the securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered wold not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change of the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or and material change to such information in the registration statement.

          Provided, however that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any
          of  the  securities   being  registered  that  remain  unsold  at  the
          termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in High Springs, Florida, on 25th day of March, 2004.

CTD HOLDINGS, INC.



BY:  /s/C. E. "Rick" Strattan

-----------------------------------
C. E. "Rick" Strattan
Chief Executive Officer
Chief Financial Officer
Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                         Title                                Date



By: /s/ C.E. "Rick" Strattan

----------------------------------
C.E. "Rick" Strattan           Chief Executive Officer           March 25, 2004
                             Chief Financial Officer

                               Director

By: /s/ George L. Fails

----------------------------------
George L. Fails                Director                           March 25, 2004